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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT



NAME                                                 JURISDICTION OF FORMATION

CM Intermediary, LLC                                 Delaware

Crown Media International, Inc.                      Delaware

Crown Media United States, LLC                       Delaware

Crown Media Distribution, LLC                        Delaware

Crown Entertainment Limited                          England and Wales

Crown Media International (Singapore) Inc.           Delaware

Crown Media International (HK) Limited               Hong Kong

HEN LLC                                              Delaware

HEN (L) Ltd.                                         Labuan, Malaysia



Hallmark India Private, Limited                      India

Citi TeeVee, LLC                                     Delaware

Doone City Pictures, LLC                             Delaware

Waygoose Concerts Services, B.V.                     The Netherlands

Crown Media International (Australia) Pty. Ltd.      Australia